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                                                             EXHIBIT 99.19












                  AMENDED AND RESTATED MORRISON KNUDSEN CORPORATION

                        KEY EMPLOYEE RETENTION INCENTIVE PLAN










                                Adopted June 30, 1995,

                              As Amended April 10, 1996

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                                  TABLE OF CONTENTS


INTRODUCTION .............................................................  1

ARTICLE I     DEFINITIONS ................................................  2

    1.1  Award............................................................  2
    1.2  Base Salary......................................................  2
    1.3  Board of Directors...............................................  2
    1.4  Cause............................................................  2
    1.5  Change in Control of the Board...................................  3
    1.6  Company..........................................................  3
    1.7  Covered Employee.................................................  3
    1.8  Effective Date...................................................  3
    1.9  Employer.........................................................  3
    1.10 Executive Officers...............................................  3
    1.11 Fair Market Value................................................  4
    1.12 FirstPayment.....................................................  4
    1.13 Involuntary Termination of Employment............................  4
    1.14 New Payment Date.................................................  4
    1.15 Optional Retention Incentive Award...............................  4
    1.16 Original Plan....................................................  5
    1.17 Plan.............................................................  5
    1.18 Reduced Retention Incentive Award................................  5
    1.19 Retention Incentive Award........................................  5
    1.20 Shares...........................................................  5

ARTICLE II PARTICIPATION..................................................  5

    2.1  Covered Employees................................................  5

ARTICLE III SHARES SUBJECT TO PLAN........................................  5

    3.1  Maximum Shares...................................................  6
    3.2  Adjustment of Shares and Price...................................  6

ARTICLE IV RETENTION INCENTIVE AWARDS AND OTHER BENEFITS..................  6

    4.1  Amount of Retention Incentive Award..............................  6
    4.2  Form and Timing of Payment of Retention Incentive Award..........  7
    4.3  Bankruptcy Filing................................................  8
    4.4  Vesting and Involuntary Termination.............................. 10
    4.5  Awards Paid in Shares............................................ 11
    4.6  Insufficient Shares.............................................. 12
    4.7  Optional Retention Incentive Award............................... 12


ARTICLE V TAX WITHHOLDING................................................. 13

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ARTICLE VI ADMINISTRATION OF PLAN......................................... 14

    6.1  The Committee.................................................... 14
    6.2  Committee Action................................................. 14
    6.3  Committee Authority.............................................. 14

ARTICLE VIII AMENDMENT OR TERMINATION OF PLAN............................. 16

    8.1  Right to Amend or Terminate...................................... 16
    8.2  Automatic Termination............................................ 16

ARTICLE IX METHOD OF FUNDING.............................................. 17

    9.1  Plan is Not Funded............................................... 17

ARTICLE X MISCELLANEOUS................................................... 17

    10.1 Limitation on Rights ............................................ 17
    10.2 Headings......................................................... 17
    10.3 Governing Law.................................................... 17
    10.4 Severability..................................................... 17
    10.5 Gender and Number................................................ 18

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                                     INTRODUCTION

         On or about June 30, 1995, the Board of Directors (the "Board") of Morrison Knudsen Corporation, a Delaware corporation (the "Company"), after considering the effect that recent events had had on employees of the Company and its subsidiaries (collectively, the "Employer"), adopted a Key Employee Retention Incentive Plan (the "Original Plan").

         The Original Plan was and is designed to enable such employees to make career decisions without the time pressure and financial uncertainty which may result from a proposed or threatened transaction, and to encourage such employees to remain employees of the Employer.

         Subsequent to the enactment of the Original Plan, the Board determined that it would be in the best interests of the Company and its restructuring effort if as many Covered Employees (as defined below) as possible elected to defer the consideration payable under the Original Plan. As such, the Board has approved amendments to the Original Plan, to be applicable solely with respect to Covered Employees who elect to accept the modified benefits in lieu of the benefits under the Original Plan. As to employees who elect not to defer their benefits, the benefits under the Original Plan remain unaffected. Accordingly, the following Amended and Restated Plan (the "Plan") is hereby adopted.


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                                       ARTICLE I
                                     DEFINITIONS

         When used in this Plan and initially capitalized, the following words and phrases shall have the following respective meanings unless the context clearly requires otherwise:

         1.1 "AWARD" shall mean an award granted pursuant to Article IV of the Plan.

         1.2 "BASE SALARY" as to any Covered Employee for any period, shall mean the base rate of salary paid to the Covered Employee by the Company at the date of his or her inclusion in the Plan before reduction because of an election between benefits or cash provided under a plan of the Company maintained pursuant to Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended, and before reduction for any other amounts contributed by the Company on his or her behalf to any other employee-benefit plan.

         1.3 "BOARD OF DIRECTORS" or "BOARD" shall mean the board of directors of the Company.

         1.4 "CAUSE" for termination by the Employer, shall mean termination by the Employer for (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Employer (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the

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Employer monetarily or otherwise.  For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Employer.

         1.5 "CHANGE IN CONTROL OF THE BOARD" shall mean the event occurring when, during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period).

         1.6 "COMPANY" shall mean Morrison Knudsen Corporation, a Delaware corporation, or any entity that is a successor to Morrison Knudsen Corporation in ownership of a majority of its assets.

         1.7 "COVERED EMPLOYEE" shall mean an employee described in Article II of the Plan.

         1.8  "EFFECTIVE DATE" shall mean June 30, 1995.


         1.9  "EMPLOYER" shall mean the Company or one of its subsidiaries.

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         1.10 "EXECUTIVE OFFICERS" shall mean those individuals listed on
Schedule B of this Plan.

         1.11 "FAIR MARKET VALUE" shall mean as applied to a specific date, the mean between the highest and lowest quoted selling price of a Share on the New York Stock Exchange (or such other exchange upon which the Shares might be listed) on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported. The Fair Market Value determined by the Committee in good faith in such manner shall be final, binding and conclusive on all parties.

         1.12 "FIRST PAYMENT" shall mean that portion of the Retention Incentive Award payable to each Covered Employee under the Original Plan on or about December 15, 1995 pursuant to Section 4.2(a)(i) or Section 4.2(b)(i) hereof.

         1.13 "INVOLUNTARY TERMINATION OF EMPLOYMENT" shall mean a termination of employment with the Employer at the Employer's option other than for Cause. An Involuntary Termination of Employment shall also occur upon the sale of substantially all of the assets of a business unit or division of the Company or upon the sale of a majority of the stock of a subsidiary of the Company.

         1.14 "NEW PAYMENT DATE" shall mean the earlier of September 30, 1996 or the effective date of any chapter 11 plan of reorganization confirmed by the Company.

         1.15 "OPTIONAL RETENTION INCENTIVE AWARD" shall mean the alternative Award provided to a Covered Employee as set forth

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in Section 4.7 hereof in waiver of all other Awards under this Plan other than the First Payment.

         1.16 "ORIGINAL PLAN" shall mean the Morrison Knudsen Corporation Key Employee Retention Incentive Plan as originally approved by the Company on June 30, 1995.

         1.17 "PLAN" shall mean this Amended and Restated Morrison Knudsen Corporation Key Employee Retention Incentive Plan.

         1.18 "REDUCED RETENTION INCENTIVE AWARD" shall mean the Retention Incentive Award as adjusted pursuant to Section 4.3(a) hereof.

         1.19 "RETENTION INCENTIVE AWARD" shall mean the award provided to a Covered Employee and calculated by multiplying the Covered Employee's Base Salary times the applicable multiplier as set forth in Section 4.1 hereof.

         1.20 "SHARES" shall mean shares of the Company's authorized but unissued or reacquired $1.66 par value common stock, or other securities as may be applicable pursuant to the provisions of Section 3.2 hereof.

         1.21 "TIMELY ELECTION" shall mean the written election by a Covered Employee prior to April 30, 1996 to accept the Optional Retention Incentive Award.
                                      ARTICLE II

                                    PARTICIPATION

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         2.1  COVERED EMPLOYEES.  The key employees of the Employer set forth on Schedule A shall be Covered Employees and shall be eligible to receive Awards under the Plan.

                                     ARTICLE III

                                SHARES SUBJECT TO PLAN

         3.1  MAXIMUM SHARES.  Subject to adjustment by the operation of
Section 3.2 hereof, the maximum number of Shares distributable under the Plan is 3,000,000. Shares distributable under the Plan may be either authorized and unissued shares heretofore or hereafter reacquired and held as treasury shares.

         3.2 ADJUSTMENT OF SHARES AND PRICE. In the event that the Shares are changed into or exchanged for a different kind or number of shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure, then the number of Shares subject to this Plan and distributable in partial payment of Awards granted hereunder (and/or the purchase price for such Shares) shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan; provided, however, that fractional Shares may be deleted from any such adjustment or substitution.

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                                      ARTICLE IV

                    RETENTION INCENTIVE AWARDS AND OTHER BENEFITS

         4.1 AMOUNT OF RETENTION INCENTIVE AWARD. The Company shall make a Retention Incentive Award to each Covered Employee in an amount equal to the Covered Employee's Annual Base Salary times the multiplier set forth opposite the applicable category below:

         CATEGORY                                  MULTIPLIER

One:     Senior Managers (as listed in Part I         .625
         of Schedule A)

Two:     Senior Managers/Executive Officers           .2083
         (as listed in Part II of Schedule A)

Three:   Management, Professional, Technical          .55
         Employees (as listed in Part III of
         Schedule A)

Four:    Management, Professional, Technical          .1833
         Employees/Executive Officers (as
         listed in Part IV of Schedule A)

Five:    Senior Executive Managers (as listed         .70
         in Part V of Schedule A)

Six:     Senior Executive Managers/Executive          .233
         Officers (as listed in Part VI of
         Schedule A)

         4.2 FORM AND TIMING OF PAYMENT OF RETENTION INCENTIVE AWARD. Subject to the contingent application of Section 4.3 and the vesting rules set forth in
Section 4.4 hereof:

              (a) The Company shall pay the Retention Incentive Award to each Covered Employee other than Executive Officers, as follows:

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                   (i)  1/6th of each such Covered Employee's Retention
                        Incentive Award shall be paid in cash on or about December 15, 1995.

                   (ii) 1/6th of each such Covered Employee's Retention
                        Incentive Award shall be paid in cash on or about July 1, 1996.

                  (iii) two-thirds of each such Covered Employee's Retention
                        Incentive Award shall be paid in Shares on or about July 1, 1996.

              (b) The Company shall pay the Retention Incentive Award to each Executive Officer, as follows:

                   (i) 1/2 of each such Executive Officer's Retention Incentive Award shall be paid in cash on or about December 15, 1995.

                   (ii) 1/2 of each such Executive Officer's Retention
                        Incentive Award shall be paid in cash on or about July 1, 1996.

         4.3  BANKRUPTCY FILING.  Subject to the vesting rules contained in
              Section 4.4 hereof:

              (a) In the event the Company files for bankruptcy prior to making the payment described in 4.1(a)(i), the Company shall make a Retention Incentive Award (the "Reduced Retention Incentive Award") to each Covered Employee, other than an Executive Officer, in an amount equal to the Covered Employee's annual Base

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                   Salary times the multiplier set forth opposite the
                   applicable category below:

                             CATEGORY                    MULTIPLIER

                   One:      Senior Managers (as          .41666
                             listed in Part I of
                             Schedule A)

                   Three:    Management/Professional/     .36666
                             Technical (as listed in
                             Part III of Schedule A)

                   Five:     Senior Executive             .46666
                             Managers (as listed in
                             Part V of Schedule A)

                   The Reduced Retention Incentive Award shall be paid as follows:

                   (i) One-half of such Covered Employee's Reduced Retention Incentive Award shall be paid in cash on or about December 15, 1995.

                   (ii) One-half of such Covered Employee's Reduced Retention
                        Incentive Award shall be paid in cash on or about July 1, 1996.


                   The Company shall have no obligation to pay such Covered Employees any other portion of the Retention Incentive Award, either in Shares or otherwise.

              (b) In the event the Company files for bankruptcy after payment of the Award in 4.2(a)(i) but prior to the payment of the Awards in

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                   4.2(a)(ii) and 4.2(a)(iii), the Company shall pay each
                   Covered Employee, other than an Executive Officer, in cash on or about July 1, 1996, an amount equal to 1/2 of such Covered Employee's Reduced Retention Incentive Award. The Company shall have no obligation to pay such Covered Employee any other portion of the Retention Incentive Award, either in Shares or otherwise.

              (c) In the event the Company files for bankruptcy prior to the payment of the Award in 4.2(b)(i), the Company shall pay each Executive Officer:

                   (i) an amount equal to his Retention Incentive Award, in cash on or about December 15, 1995, and

                   (ii) an additional amount equal to his Retention Incentive
                        Award, in cash on or about July 1, 1996.

              (d) In the event the Company files for bankruptcy after payment of the Award in 4.2(b)(i), but prior to the payment of the Award in 4.2(b)(ii) the Company shall pay each Executive Officer an amount equal to his Retention Incentive Award, in cash on or about July 1, 1996.

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         A Covered Employee will in no event be entitled to receive any Shares under this Section 4.3.

         4.4  VESTING AND INVOLUNTARY TERMINATION.

              (a) A Covered Employee's right to receive the benefits provided under Sections 4.2(a)(i), 4.2(b)(i), 4.3(a)(i) and 4.3(c)(i), as applicable, shall vest on December 15, 1995 and a Covered Employee's right to receive the benefits provided in Sections 4.2(a)(ii), 4.2(a)(iii), 4.2(b)(ii), 4.3(a)(ii), 4.3(b), 4.3(c)(ii) and 4.3(d), as applicable, shall vest on July 1, 1996 if such Covered Employee is employed by the Employer on such date; PROVIDED, HOWEVER, that: (a) if a Covered Employee suffers an Involuntary Termination of Employment before December 15, 1995, such Employee's right to receive payments under
Section 4.2(a)(i) or 4.2(b)(i), 4.3(a)(i) and 4.3(c)(i), as applicable, shall vest and such amounts shall become immediately payable and (b) if a Covered Employee suffers an Involuntary Termination of Employment after December 15, 1995 but before July 1, 1996, such employee's right to receive payments under 4.2(a)(ii), 4.2(b)(ii), 4.3(a)(ii), 4.3(b), 4.3(c)(ii) and 4.3(d), as
applicable, shall vest and such amounts shall become immediately payable.

              (b) A Covered Employee's right to receive the Optional Retention Incentive Award shall vest on the New Payment Date if such Covered Employee is employed by Employer on such date; PROVIDED, HOWEVER, that if a Covered Employee suffers an Involuntary Termination of Employment after a Covered Employee

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has made a Timely Election but prior to the New Payment Date, such Employee's right to receive the Optional Retention Incentive Award shall vest and such amount shall be payable on the New Payment Date.

         4.5   AWARDS PAID IN SHARES.  The number of Shares payable to a
Covered Employee under this Article IV in satisfaction of the Share portion of Covered Employee's Retention Incentive Award shall be calculated by dividing the dollar amount of the portion of the Award payable in Shares by the lesser of (i) the average Fair Market Value of a Share between July 1, 1995 and July 1, 1996 and (ii) the average Fair Market Value of a Share between June 1, 1996 and July 1, 1996.

         4.6 INSUFFICIENT SHARES. In the event that the number of Shares payable to Covered Employees under this Article IV exceeds the number of Shares available for distribution pursuant to Section 3.1, each Covered Employee's Retention Incentive Award shall be reduced and the Company shall distribute the available Shares pro-rata in accordance with each Covered Employee's Retention Incentive Award. The Covered Employees shall not be entitled to any additional payments in cash or Shares under this Article IV.

         4.7 OPTIONAL RETENTION INCENTIVE AWARD. Provided that a Covered Employee makes a Timely Election, in lieu of any then unpaid Award under this Plan, the Company shall make an Optional Retention Incentive Award to each Covered Employee on the New Payment Date of (a) the amount of two times the First Payment to

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such Covered Employee PLUS (b) an additional amount equal to each Covered
Employee's First Payment multiplied by a factor, the numerator of which is the greater of 23 or the number of days after July 1, 1996 until the New Payment Date (which shall not exceed 92) and the denominator of which is 92.

                                      ARTICLE IV

                                   TAX WITHHOLDING

         5.1 The Company shall have the right to withhold from amounts due Covered Employees or to collect from Covered Employees directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan and the obligations of the Company under the Plan shall be conditional on payment of such taxes.
The Covered Employee may, prior to the due date of any taxes, pay such amounts to the Company in cash or, with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Covered Employee be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where the Company determines that a tax is or will be required to be withheld in connection with the issuance or transfer of Shares under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to

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accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements. The Company and any Covered Employee may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

                                      ARTICLE V

                                ADMINISTRATION OF PLAN

         6.1 THE COMMITTEE. The Plan shall be administered by the Committee, which shall be comprised of three or more members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

         6.2 COMMITTEE ACTION. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Awards. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully-protected in relying in good faith upon the advice of counsel and

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shall incur no liability except for willful misconduct in the performance of their duties.

         6.3 COMMITTEE AUTHORITY. In amplification of the Committee's powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

              (a) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

              (b) Decide all questions of eligibility for Plan participation and for the grant of Awards;

              (c) Adopt forms of Agreements and other documents consistent with the Plan;

              (d) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

              (e) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

         6.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable

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attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

                                      ARTICLE VI

                                    EFFECTIVE DATE

         7.1 The Effective Date of this Plan shall be June 30, 1995 (the date the Original Plan was approved by the Board of Directors).

                                     ARTICLE VII

                           AMENDMENT OR TERMINATION OF PLAN

         8.1 RIGHT TO AMEND OR TERMINATE. The Company reserves the right by a resolution adopted by a majority of the members of the Board to change, modify, or amend, the Plan; provided that no such amendment, modification, or change shall adversely affect any benefit under the Plan previously paid or provided to a Covered Employee (or his successor in interest) (unless such amendment is required by law); further provided, however, that no amendment, change or modification may be made by the Board following a Change in Control of the Board. An amendment of this

                                          16

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Plan shall automatically effect a corresponding amendment to the rights of all
Covered Employees under this Plan.

         8.2 AUTOMATIC TERMINATION. This Plan will terminate automatically as of the final payment. Termination pursuant to this Section 8.2 hereof shall occur without any action on the part of the Company and shall be effective without prior notice to or approval of any employee or former employee of the Employer.

                                      ARTICLE IX

                                  METHOD OF FUNDING

         9.1 PLAN IS NOT FUNDED. The Company shall pay benefits under the Plan from its general assets. No property of the Employer is or shall be, by reason of this Plan, held in trust for any employee of the Employer, nor shall any person have any interest in or any lien or prior claim upon any property of the Employer by reason of the Plan or the Company's obligations to make payments hereunder.

                                      ARTICLE X

                                    MISCELLANEOUS

         10.1 LIMITATION ON RIGHTS. Participation in the Plan shall not give any employee the right to be retained in the service of the Employer or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

         10.2 HEADINGS. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of the Plan.

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         10.3  GOVERNING LAW.  The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Idaho, without giving effect to the principles of conflict of laws of such State.


         10.4 SEVERABILITY. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         10.5 GENDER AND NUMBER. Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.

         EXECUTED in ___________, ____________ on this _______
day of April, 1996.

                                  MORRISON KNUDSEN CORPORATION

                                  _____________________________
                                  By:  Stephen G. Hanks
                                       Executive Vice President
                                       & Chief Legal Officer


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                                EXHIBITS AND SCHEDULES


    [The Registrant agrees to provide the Securities and Exchange
    Commission, upon request, with copies of Exhibits and or Schedules hereto.]